POWER OF ATTORNEY


	The undersigned hereby constitutes and appoints any and all officers of Enova
Systems, Inc., including, but not limited to, Corinne Bertrand, and any and all attorneys and paralegals employed by its outside securities counsel, Reed Smith
LLP, including, but not limited to, Donald C. Reinke and Ryan J. Nail, and each of the above, acting individually, as his true and lawful attorneys-in-fact to:

(1)	execute for and on behalf of the undersigned Forms 3, 4 or 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, related to Enova Systems , Inc.;
(2)	do and perform any and all acts for and on behalf of the undersigned, which may be necessary or desirable to complete the execution of any such Form 3, 4 or
5, and the timely filing of such form(s) with the United States Securities and
Exchange Commission and any other authority, related to Enova Systems, Inc.; and
(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact, on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in his discretion.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted, related to Enova Systems, Inc. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended. This Power of Attorney shall remain in effect until notice of revocation thereof or a new Power of Attorney from the undersigned is filed with the Securities and Exchange Commission.

The undersigned hereby revokes any and all Power of Attorney previously granting anyone the right to execute any Forms 3, 4 or 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, related to Enova Systems, Inc., on his behalf, and now appoints those named above as his true and lawful attorneys-in-fact pursuant to this Power of Attorney.

	IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the __17___ day of _August___, 2006.

					Signature:_/s/ Malcolm R. Currie

					Name: __Malcolm R. Currie _